Exhibit 99.1

Contact: Valerie Collado

Phone: (484) 885-9338

Fax: (484) 881-7402

Email: valerie_collado@vwr.com

VWR to Hold First Quarter 2013 Financial Results Conference Call

RADNOR, PA, May 14, 2013 — VWR Funding, Inc., the parent company of VWR International, LLC, a global provider of laboratory supplies, equipment and services, will hold a conference call on Friday, May 17, 2013, to discuss its first quarter 2013 financial results.

Who:	Manuel Brocke-Benz, President and CEO
Gregory L. Cowan, Senior Vice President and CFO

When:	Friday, May 17, 2013
9:00 AM Eastern Time (ET)

How:	Interested parties may participate by dialing (760) 298-5093 or toll free at (877) 845-1003. A replay of the call will be available from 12:00 PM ET on Friday, May 17, 2013 through Friday, May 31, 2013 at 11:59 PM ET, by dialing (404) 537-3406 or toll free at (855) 859-2056, conference ID number for both replay numbers will be 69059031.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, will be filed on or before Wednesday, May 15, 2013, with the Securities and Exchange Commission.

About VWR International, LLC

VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global provider of laboratory supplies, equipment and services with worldwide sales in excess of $4.1 billion in 2012. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top companies in the pharmaceutical, biotech, industrial, educational, governmental and healthcare industries. With over 160 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 8,000 associates around the world working to streamline the way researchers across the Americas, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.

For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR, Radnor Corporate Center, Building One, Suite 200, 100 Matsonford Road, Radnor, PA 19087.

VWR and design are registered trademarks of VWR International, LLC.

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